UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2012

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio		44258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2012, RPM International Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Company of $300 million aggregate principal amount of 3.450% Notes due 2022 (the “Notes”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. Certain of the Underwriters and their related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expense reimbursement.

Item 8.01 Other Events.

Sale of Notes

On October 18, 2012, the Company agreed to sell $300 million aggregate principal amount of its Notes pursuant to the Underwriting Agreement. The sale of the Notes closed on October 23, 2012. The offering was priced at 99.871% of the $300 million principal amount of Notes to be issued. At that price, the Notes have a yield to maturity of 3.465%.

The expected net proceeds will be approximately $297.7 million after deducting the underwriting discount, but before deducting expenses related to the offering. The Company intends to use the net proceeds from the offering of the Notes to repay a portion of the outstanding borrowings under the Company’s revolving credit facility.

The offering of the Notes was registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-173395) and the Prospectus included therein (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 8, 2011, and the Prospectus Supplement relating thereto dated October 18, 2012 and filed with the Commission on October 19, 2012 pursuant to Rule 424(b)(5) promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 18, 2012, among the Company and RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the Underwriters.

4.1	Officers’ Certificate and Authentication Order dated October 23, 2012 for the 3.450% Notes due 2022 (which includes the form of Note) issued pursuant to the Indenture dated as of February 14, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A.

5.1	Opinion of Calfee, Halter & Griswold LLP

5.2	Opinion of Harter Secrest & Emery LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date October 23, 2012	/s/ Edward W. Moore
Edward W. Moore Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 18, 2012, among the Company and RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the Underwriters.

4.1	Officers’ Certificate and Authentication Order dated October 23, 2012 for the 3.450% Notes due 2022 (which includes the form of Note) issued pursuant to the Indenture dated as of February 14, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A.

5.1	Opinion of Calfee, Halter & Griswold LLP

5.2	Opinion of Harter Secrest & Emery LLP

12.1	Computation of Ratio of Earnings to Fixed Charges